Exhibit 21

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                                   CB&T, INC.
                         SUBSIDIARIES OF THE REGISTRANT


Legal Name of Subsidiary
Principal Trade Name(s) Used              State of Organization        Type of Entity           Percentage Owned
----------------------------              ---------------------        --------------           ----------------

City Bank & Trust Company                       Tennessee               Corporation                   100%
   City Bank & Trust

CBT Realty, Inc.                                Tennessee               Corporation                   100%
   CBT Realty

CBT Insurance, Inc.                             Tennessee               Corporation                   100%
   CBT Insurance


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